EXHIBIT 99.2

MARTIN CRAIGHEAD
BAKER HUGHES, PRESIDENT AND CEO
HOWARD WEIL ANNUAL ENERGY CONFERENCE, NEW ORLEANS
MARCH 19, 2013; 8:25 AM CDT

Good morning everyone. I’d like to thank Bill Sanchez for the opportunity to present here this morning.

As a reminder, during today’s presentation I will make some forward-looking statements.

For a full disclosure of the associated risk factors, please refer to our SEC filings which can be found on our website.

EXHIBIT 99.2

I'd like to start off this morning with a reminder that almost exactly one year ago I presented at this same conference.
At that time, Baker Hughes was coming to terms with the rapid decline in the pressure pumping market.
My topics were shortages in sand, inflated freight charges, high personnel costs, and everyone in the industry was trying to figure out a bean called guar.
A lot has changed since then in both the market and at Baker Hughes.
We spent most of last year, essentially overhauling this product line.
We took quick action to reduce our personnel costs and lower freight bills.
We opened several new facilities to support growth.
We locked in adequate supplies of proppant.
And, we've rapidly commercialized a number of synthetic gels, which have the potential to replace guar altogether.
So, we've made some great progress, but we're not done yet.
We're still working to drive down costs and bring in new technologies to truly differentiate this product line.
The capacity overhang that remains is an industry-wide issue, in the form of underutilized assets.
Our outlook is clear and remains unchanged. Without a meaningful jump in rig count, it's going to take several quarters to chew through the excess horsepower capacity.
In the meantime, we remain determined to improve our efficiency in pressure pumping, increase our utilization rates, and position this product line to generate better margins when conditions improve.

EXHIBIT 99.2

Now I'd like to move on to other parts of our business.

Specifically, a huge opportunity we see in the near-term right here in our own back yard. In fact, just 150 miles south of here.
This opportunity plays perfectly well to an area of our business that has been performing exceptionally well; our Gulf of Mexico geomarket.
There are about 45 active deepwater rigs in the Gulf today. Eleven of those entered last year, and an additional three or four are expected this year making the Gulf of Mexico the fastest growing deepwater market in the world.

Let me explain how we've spent the past few years truly preparing for this next wave of growth.
For starters, we had the fortitude to remain committed to the Gulf of Mexico, especially when events there three years ago took activity levels to nearly zero.
We also stayed committed to our people working in the Gulf of Mexico, and we continued to invest in R&D and infrastructure.
As a leading supplier of well construction and production services, we've built a coveted position in the Gulf of Mexico deepwater market.
We're a leading supplier of drill bits and drilling services in the Gulf.

We also have a strong position in drilling fluids.
And we've recently introduced a number of advanced wireline technologies, which are helping us grow share.

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But the story I’m most excited about is the next frontier—the ultra-deepwater frontier.

In the ultra-deep, water depths are up to two miles deep, and we’re drilling another four or five miles deeper, often targeting subsalt formations.

Most of the targets are in the Lower Tertiary, but some are older such as the Jurassic.

If a typical deepwater well is like going to the moon, then the Gulf of Mexico ultra-deepwater frontier is like going to Mars.

The challenges ahead of us are much more complex.

These formations have extremely high temperatures; 350°F and even higher, and also have extreme pressures approaching 30,000 psi.

There are also flow assurance challenges such as corrosive fluids.

In order to manage lifting costs and generate adequate returns, our customers need meaningful production rates as soon as the wells come online.

Achieving high-production volumes will require large diameter production liners, which in turn means large diameter completion systems, large diameter drilling services, large diameter evaluation services, and a whole lot of completion and drilling fluids.

And every step of the way, every component in these systems must absolutely be designed for reliability.

We’ve been working on the solutions to these challenges for quite some time, and we’ve stepped up our efforts in the past few months as this market has rebounded.

EXHIBIT 99.2

High-Pressue Drill Bits
On-Demand Reamers
High-Temperature Drilling
High-Pressure Wireline Services
Multizone Frac Systems
Subsea Intervention Capabilities
Surveillance & Control Systems
Fluid Analysis While Drilling
High-Pressure Completion Systems
Heavyweight Frac Fluids
Redundant Subsea Boosting
High-Volume Stimulation
$60,000,000

Let me share a few of the solutions we're working on:
• On-demand under reamers, and hybrid drill bits.
• High-temperature drilling services and the ability to analyze fluids while drilling.
• Large diameter rotary coring, next generation imaging, and high pressure cement bond logs and casing evaluation services.
• High-pressure subsea safety valves and packers.
• Next generation, single-trip, multizone frac systems.

• And heavy-weight frac fluids. Some of these products and services are meaningful incremental improvements for several of our major drilling and evaluation product lines.

But it's the production side where the ultra-deepwater frontier really stands out.
Producing in these environments will require a full suite of integrated solutions that simply don't exist today.
And the stakes for the winner are huge. In fact, according to one customer, just a 1% improvement in recovery factor on some projects translates into $3.2 billion in NPV. Baker Hughes can make that happen.
Because of the high cost of well intervention, some customers are requiring fully redundant, subsea in-well, and boosting systems, with an expected life of 10 years. Just think about the engineering behind that.
Today, we've got ESPs that have been operating reliably in deepwater for more than three years, and that's something we're quite proud of.
But the next generation will require an ESP that can be counted on to turn on five years after it gets installed. And then operate another five years.
Here's another challenge. These wells will require next generation, high-pressure and high-temperature monitoring and control systems, many with fiber optics.
The system must come out of the gate fully compatible with the well completion hardware, and it must be able to respond dynamically to downhole conditions over the lifetime of the well.

EXHIBIT 99.2

And beyond these production systems, the ultra-deepwater frontier translates into fully-loaded demand for our two stimulation vessels.

Stimulation at these depths and conditions will require tremendous horsepower and technology.

We fully anticipate that some of the Lower Tertiary projects will require completions across five zones, as much as 3,000 ft of vertical reservoir.

And each zone will require up to a half a million pounds of proppant.

There are only two vessels in the world that can handle two and a half million pounds of proppant, and they belong to Baker Hughes.

We estimate that each ultra-deepwater frontier well represents about a $60-million opportunity for us.

And this is just one well.

And there are plenty of wells being planned. Over the next eight to ten years, we’ve identified 10 customers that intend to collectively drill almost 300 wells.

That adds up to a $17-billion opportunity, right here in our own back yard.

EXHIBIT 99.2

Now I’d like to share a timeline of what Baker Hughes has been doing to help make these projects a reality.

Besides our stimulation vessels, we opened the Center for Technology Innovation in Houston five years ago.

This center remains the most advanced facility in the world for designing and testing customized completion systems.

It’s capable of testing up to 700°F and 40,000 psi.

Baker Hughes stands alone with this level of testing capability.

And, almost exactly three years ago, we completed the acquisition of BJ Services, adding critical ultra-deepwater capabilities in stimulation, cementing, and completions fluids.

And just two years ago we also upgraded our Houston Technology Center to expand our development of high-temperature, high-pressure wireline evaluation services.

And, early this year we opened the Offshore Center for Fluids, Chemicals & Cementing in Lafayette to be closer to our customers' Gulf operations.

EXHIBIT 99.2

In order to support the challenges of subsea boosting, later this year, we plan to open the Artificial Lift Research and Technology Center in Claremore, Oklahoma.
When complete, this facility will house the industry's most extensive ESP testing capabilities; including 15 flow loop configurations capable of operating in a wide range of simulated downhole conditions to deliver the most reliable artificial lift solutions for ultra-deepwater subsea production boosting.
Finally, we've focused a lot of effort on the most important element-the people who will turn these ideas into reality.
We've assembled an integrated team of more than 60 of our best and brightest engineers and scientists, and these men and women will be wholly dedicated to the design and commercialization of solutions for our customers operating in this new frontier.

And the advancements underway aren’t limited to just the U.S.

Over the last few years, we’ve spread our intellectual capital and broadened our research and development footprint across the globe.

Along the way, we’ve discovered that the benefits to this global approach are enormous.

Not only are we better aligned to the research needs of our global customers, but we’re also able to quickly transfer emerging technologies around the world.

EXHIBIT 99.2

Returning to the near term, we remain focused on today’s challenges, most notably the improvement of our Pressure Pumping business to include better utilization and differentiation; and I am pleased to report that the results are beginning to manifest.

The increase in 24-hour fleets, combined with modest improvement in Canadian activity is resulting in better utilization, compared to the fourth quarter.

Outside of North America, there are a couple items worth mentioning.

In Europe, I am pleased with the markets’ long-term outlook as we continue to ramp up for our expanded contract in Norway.

However, the ramp-up is resulting in higher costs related to the mobilization of equipment, and training of new personnel. When coupled with some project delays in the UK, first and second quarter margins in Europe will certainly be less than this time last year.

In Iraq, another area in which we’ve had high start-up costs, I am pleased to see that we are turning the corner, as we are on our way to profitability by the second half of this year.

This will help improve margins in the Middle East, Asia Pacific segment going forward.

EXHIBIT 99.2

In conclusion, in addition to some short-term updates, I hope I’ve been able to paint a picture about how we’ve made strategic decisions to build our future in deepwater.

And in doing so, we’ve positioned Baker Hughes for long-term profitable growth in perhaps one of the biggest opportunities in recent memory.

Our portfolio is well aligned with the needs of our deepwater customers, and I’m confident Baker Hughes will play a meaningful role in the emerging ultra-deepwater frontier.

Thank you for your time and attention this morning.